Exhibit 32.1

Annual Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Norampac Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ MARC-ANDRÉ DÉPIN
Dated: June 29, 2005	Name: Marc-André Dépin
Title: President and Chief Executive Officer

/s/ CHARLES SMITH
Dated: June 29, 2005	Name: Charles Smith
Title: Vice President and Chief Financial Officer